UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2016

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 1, 2016 (the “Closing Date”), Globus Medical Ireland, Ltd. (“Globus Ireland”), a private limited company existing under the laws of Ireland and a wholly-owned subsidiary of Globus Medical, Inc., a Delaware corporation (the “Company”), consummated the transactions contemplated by the Purchase and Sale Agreement entered into on July 25, 2016 (the “Purchase Agreement”) with Alphatec Holdings, Inc., a Delaware corporation (“Alphatec”). Pursuant to the Purchase Agreement, Globus Ireland acquired from Alphatec (i) substantially all of the assets and certain liabilities of Alphatec’s subsidiaries in the United Kingdom, Italy, the Netherlands, Germany and Hong Kong and (ii) all of the outstanding equity interests of Alphatec’s subsidiaries in Japan, Brazil, China, Singapore and Australia (the “Acquisition”). The aggregate consideration for the transaction was approximately $80 million in cash, subject to customary adjustment after closing for certain working capital items as provided in the Purchase Agreement.
In addition, in connection with the Acquisition, Globus Ireland entered into a supply agreement with Alphatec, pursuant to which Alphatec will supply products to Globus Ireland and its newly-acquired subsidiaries for up to five years after the Closing Date.
On September 1, 2016, in connection with the Acquisition, the Company entered into a Credit, Security and Guaranty Agreement (the “Credit Agreement”) with Alphatec and Alphatec Spine, Inc. (“Alphatec Spine” and together with Alphatec, the “Alphatec Borrowers”), pursuant to which the Company made available to the Alphatec Borrowers a senior secured term loan facility in an amount not to exceed $30 million. On the Closing Date, the Company made an initial loan of $25 million.
The Credit Agreement contains customary operational and financial covenants, including a fixed charge coverage ratio to be maintained by the Alphatec Borrowers, and provides the Company with a security interest in all of the assets of the Alphatec Borrowers. The Credit Agreement has a scheduled maturity date five years from the Closing Date. The term loan interest rate for the first two years following the Closing Date will be priced at the London Interbank Offered Rate (“LIBOR”) plus 8.0%, subject to a 9.5% floor. The term loan interest rate thereafter will be LIBOR plus 13%.
On September 1, 2016, the Company issued a press release announcing the completion of the Acquisition, a copy of which is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

2.1	First Amendment to Purchase and Sale Agreement, dated as of September 1, 2016, by and among Globus Medical Ireland, Ltd. and Alphatec Holdings, Inc.*
99.1	Press Release dated September 1, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	September 2, 2016	/s/ DANIEL T. SCAVILLA

Daniel T. Scavilla
Senior Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Purchase and Sale Agreement, dated as of September 1, 2016, by and among Globus Medical Ireland, Ltd. and Alphatec Holdings, Inc.*
99.1	Press Release dated September 1, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.